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                                                                     EXHIBIT 8.1


                                  JULY 22, 1999

Pechiney S.A.
7, Place du Chancelier Adenauer
75116 Paris
FRANCE

                        American National Can Group, Inc.

Common Stock


Ladies and Gentlemen:

                  We have acted as tax counsel to Pechiney S.A. in connection with the preparation and filing of a Prospectus and Registration Statement on Form S-1, No. 333-76699, dated April 21, 1999, as amended pursuant to which shares of Common Stock of American National Can Group, Inc. (the "Company") are being offered.

                  THE DISCUSSION SET FORTH UNDER THE CAPTION "UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK" IN THE PROSPECTUS REPRESENTS OUR OPINION AND SUBJECT TO THE LIMITATIONS CONTAINED THEREIN, ACCURATELY DESCRIBES THE PRINCIPAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF THE COMPANY'S COMMON STOCK. THE FOREGOING OPINION IS BASED upon provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and administration and judicial interpretations as of the date hereof (all of which are subject to change, possibly with retroactive effect, or different interpretations).

                  WE HEREBY CONSENT TO THE FILING OF THIS OPINION WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE REGISTRATION STATEMENT. IN GIVING SUCH CONSENT, WE DO NOT HEREBY ADMIT THAT WE ARE IN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE ACT, AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED THEREUNDER.

                                        Very truly yours,


                                        /s/ Shearman & Sterling


                                        SHEARMAN & STERLING